DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT This Description of Securities is being provided for informational and reference purposes only and is not intended to be, and must not be, taken as the basis for any investment decision. This Description of Securities does not constitute an offer to sell or a solicitation of an offer to buy any securities. As of December 31, 2020, HSBC Holdings plc (“Holdings,” the “Company,” “we,” “us,” and “our”) had five classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): Ordinary Shares; Dollar Preference Shares; American depositary shares; Senior Debt Securities; and Subordinated Debt Securities. A. Description of Listed Equity This summary of the general terms and provisions of our Listed Equity (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Association (the “Articles”), which are incorporated herein by reference to Exhibit 1.1 of the Form 20-F filed on Feb. 20, 2019 (File No. 001-14930). As of December 31, 2020, Holdings had ordinary shares in issue (the “Ordinary Shares”) and 6.20% Non-Cumulative Dollar Preference Shares, Series A in issue (the “Dollar Preference Shares, Series A”). Our class of dollar preference shares (including the Dollar Preference Shares, Series A) is hereinafter referred to as the “Dollar Preference Shares,” and together with the Ordinary Shares, as the “Listed Equity”. Our Listed Equity is governed by the laws of England and Wales. As at December 31, 2020, there were 20,693,621,100 Ordinary Shares in issue, each having a nominal value of $0.50 per share, and there were 1,450,000 Dollar Preference Shares, Series A in issue, each having a nominal value of $0.01 per share. On January 13, 2020, Holdings redeemed all its Dollar Preference Shares, Series A. Consequently, as of the date of this Form 20-F, there are no Dollar Preference Shares in issue. Our Ordinary Shares are admitted to trading on (i) the New York Stock Exchange (in connection with the registration of American Depositary Shares) under the symbol “HSBC”, (ii) the London Stock Exchange under the trading symbol “HSBA”, (iii) the Hong Kong Stock Exchange under the trading symbol “5” and (iv) the Bermuda Stock Exchange under the trading symbol “HSBC.BH”. Prior to their redemption, our Dollar Preference Shares, Series A were admitted to trading on the New York Stock Exchange (in connection with the registration of American Depositary Shares) under the symbol “HSBC A”. The holders of Ordinary Shares have statutory pre-emption rights under the UK Companies Act 2006 (the “Companies Act”) on the issuance of new Ordinary Shares or rights to subscribe for, or to convert into, Ordinary Shares. Under the Companies Act, such pre-emption rights may be dis- applied by a special resolution of the shareholders of Holdings. It is market practice in the UK for listed companies to dis-apply pre-emption rights up to an amount that is recommended by investor bodies from time to time and Holdings follows this practice. As a matter of English law, the Dollar Preference Shares do not carry rights of pre-emption. Holdings obtains approval at its annual general meeting each year to issue preference shares (including Dollar Preference Shares) and any issuances pursuant to that authority are not required to be made on a pro-rata basis. The shareholders of Holdings passed an ordinary resolution on April 24, 2020, to give directors of Holdings the authority to increase our share capital by the allotment of up to 15,000,000 new Dollar Preference Shares and up to 13,554,626,552 new Ordinary Shares. In addition, shareholders gave the directors of Holdings authority to grant rights to subscribe for, or to convert any security into, no more than 4,066,387,966 new Ordinary Shares in relation to any issue of contingent convertible securities that automatically convert into or are exchanged for Ordinary Shares of Holdings in prescribed circumstances. The authorization granted by the shareholders expires on the earlier of the end of Holdings’ Annual General Meeting to be held in 2021 and the close of business on June 30, 2021, unless otherwise renewed or passed pursuant to a separate resolution.

The Ordinary Shares rank pari passu in all respects. Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such Ordinary Share is issued on terms providing that it will rank for dividend as from a particular date), voting and otherwise. The Dollar Preference Shares rank pari passu inter se and with any pounds sterling- denominated preference shares and any euro-denominated preference shares in Holdings’ capital, as well as with all other shares expressed to rank pari passu therewith. Holdings may, from time to time, without the consent or sanction of holders of Dollar Preference Shares, create and issue further preference shares or securities that rank as regards participation in the profits and assets of Holdings pari passu with the Dollar Preference Shares, but with the ability to carry any rights and restrictions which, while not being inconsistent with the rights set out in our Articles, may differ from Dollar Preference Shares in issue in any respect, including, without limitation, rights as to dividends (cumulative or non-cumulative), dividend payment periods or dividend payment dates, premium on a return of capital, redemption or conversion. The Dollar Preference Shares may be issued in one or more separate series and each series will be identified in such manner as the board of directors of Holdings (the “Board”) may determine without any such determination or identification requiring any alteration to our Articles. The special rights attached to any Dollar Preference Shares of any series allotted or in issue will not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking, as regards participation in our profits and assets, pari passu with such Dollar Preference Shares and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights and restrictions identical in all respects with such Dollar Preference Shares or may differ therefrom in any respect. Our Articles contain provisions to the following effect: Form and Transfers Listed Equity may be held in either certificated or uncertificated form. Listed Equity may be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor and the transferee. Transfers of uncertificated Listed Equity must be made in accordance with the Companies Act and the UK Uncertificated Securities Regulations 2001, as amended (the “Regulations”). The Board may, in its absolute discretion, refuse to register any transfer of Listed Equity unless: (a) it is in respect of a share which is fully paid up; (b) it is in respect of a share on which we have no lien; (c) it is in respect of only one class of shares of a particular series; (d) it is in favour of a single transferee or not more than four joint transferees; (e) it is duly stamped (if so required); and (f) it is delivered for registration at the prescribed place and accompanied by the relevant share certificate(s) and with such other evidence as reasonably required by the Board to evidence right to transfer (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share). The Board may refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant clearing system. Dividends Subject to the provisions of the Articles and the Companies Act, Holdings may declare dividends on the Listed Equity by ordinary resolution. Such dividends may not exceed the amount recommended by the Board. The Board may also pay or declare and pay interim dividends (including any dividend payable at a fixed rate) if it appears to the Board to be justified by the profits of Holdings available for distribution. All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of Holdings until claimed. If a dividend is not claimed after 12 years of becoming payable (if the Board so resolves), it is forfeited and reverts to us. No dividend or other moneys payable by us or in respect of a Listed Equity share will bear interest (unless otherwise provided for in the rights attached to the share). Holdings has in place a Scrip Dividend Programme. The Scrip Dividend Programme must be approved by the shareholders of Holdings every three years. The Board has discretion in relation to any dividend which is approved as to whether to offer the eligible shareholders of Ordinary Shares the right to receive Ordinary Shares instead of a cash dividend pursuant to the Scrip Dividend Programme in respect of that dividend. Dividends on Dollar Preference Shares are paid when, as and if declared by the Board, on March 15, June 15, September 15 and December 15 in each year (each a “dividend payment date”) in respect of the quarter then ended. The declaration and payment on each dividend payment date are subject to the sole and absolute discretion of the Board. If, on any dividend payment date, the Board is of the opinion that our distributable profits are insufficient to enable payment in full of dividends on the Dollar Preference Shares and of any other dividends payable on the same date on any other shares ranking, as to dividends, on a parity with the Dollar Preference Shares, then such dividends shall not be payable in full and we will be required, to the extent of distributable profits (if any) (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on any shares ranking in priority to the Dollar Preference Shares), to pay dividends on the Dollar Preference Shares and such other shares ranking equally with the Dollar Preference Shares as to participation in profits pro rata to the amount of cash dividend then owing in respect of them (together with arrears, if any, on past cumulative dividends on shares ranking equal in the right to dividends with the Dollar Preference Shares). If the Board is of the opinion that the payment of any dividend on the Dollar Preference Shares would breach or cause a breach of applicable capital adequacy requirements of the relevant regulatory authority from time to time applicable to Holdings and/or any of our subsidiaries, then such dividends will not be payable. If a dividend, or any part thereof, is not paid on a dividend payment date for the reasons specified above, then holders of Dollar Preference Shares will have no claim relating to such non- payment, or to any interest thereon, whether or not dividends on the Dollar Preference Shares are paid for any future dividend period. If the dividend payable on the Dollar Preference Shares has not been paid in full in respect of a current dividend period (or if a sum has not been set aside to provide for such payment in full), (i) Holdings may not redeem or purchase any other of its share capital ranking pari passu with or after the Dollar Preference Shares, and may not contribute money to any sinking fund for any such redemption or purchase, until such time as dividends have been paid in full (or a sum has been set aside for such payment in full) on the Dollar Preference Shares for such dividend period, and (ii) no dividends or other distribution will be declared or paid on any other share capital of Holdings ranking, as to dividends, after the Dollar Preference Shares for any period unless the dividends have been or are contemporaneously paid in full, or a sum sufficient for the payment thereof set aside for such payment, on the Dollar Preference Shares for the then-current dividend period. Voting Every member who is present in person or by proxy or represented at any general meeting of Holdings, and who is entitled to vote, has one vote on a show of hands (or, in the case of a general meeting held partly by means of an electronic facility, one vote cast by such electronic means as the Board deems appropriate). On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his or her proxy may be counted. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he or she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote (and the proxy chooses to vote in the other direction). Every proxy who has been appointed by one or more members shall, on a poll, have one vote for each share in respect of which the proxy has been appointed. No member will, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders, either in person or by proxy, in respect of any Ordinary Share held by him or her or to exercise any right as a member unless all calls or other sums presently payable by him or her in respect of that Ordinary Share in the Company have been paid. Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction will not be counted. Holders of Dollar Preference Shares will only have the right to vote at a general meeting of Holdings if Holdings has failed to pay in full the dividend which is (or, but for any provision described under “Dividends” above, would be) payable on such shares for such period as the Board determines prior to the allotment thereof until such time as Holdings has paid in full (or set aside a sum to provide for such payment in full). Holdings will send out written notice at least 21 clear days before an annual general meeting and at least 14 clear days before all other general meetings or such longer period as may be required by law from time to time. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy. The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so partly by simultaneous attendance and participation at a physical place anywhere in the world determined by it, and partly by means of an electronic facility or facilities determined by it in accordance with the Articles of Association. The shareholders present in person or by proxy at the satellite meeting places or through an electronic facility will be counted in the quorum for the general meeting. The satellite meeting places and electronic facilities offered by the Board must enable shareholders to participate in the business for which the meeting has been convened. Shareholders must be able to hear all persons who speak at the meeting and be heard by all other persons attending and participating in the meeting if they wish to speak themselves. If any member, or any other person appearing to be interested in any of our shares held by that member, is served with a notice under Section 793 of the Companies Act (a “Section 793 Notice”) and does not supply us with the information required in the notice in respect of such shares (the “Default Shares”, which includes shares issued after the date of such Section 793 Notice in respect of those shares), then (unless the Board otherwise decides, and subject to applicable law) the following sanctions will apply: (a) that member will not be entitled, in respect of such Default Shares, to attend or vote at any meeting of Holdings or on any poll, or to exercise any other right conferred by his or her membership in relation to any such meeting or poll, and (b) if the Default Shares represent 0.25% or more of the issued shares of their class (excluding any shares of that class held as treasury shares), (i) dividends or other monies payable on those Default Shares will be withheld by us (with no obligation to pay interest) and the member will not be entitled to elect to receive shares instead of that dividend and (ii) no transfer of those Default Shares will be registered (other than certain specified “excepted transfers” under the Articles) unless the member himself or herself is not in default as regards supplying the information required and the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer. These sanctions cease to have effect (a) if the Default Shares are transferred by means of an “excepted transfer” (but only in respect of the shares transferred) or (b) at the end of the period of one week (or such shorter period as the Board may determine) following receipt by Holdings of the information required by the Section 793 Notice and the Board being fully satisfied that such information is full and complete. All of the directors will retire from office at each annual general meeting and be eligible for re-election and a director who is re-elected at the annual general meeting will be treated as continuing in office without a break. Otherwise, we may at any general meeting by ordinary resolution fill a vacancy of a director who retires by re-appointing the retiring director or some other person who is eligible for appointment and willing to act as a director. If we do not do so, the retiring director will, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost. Redemption and Repurchase Subject to applicable legislation and the rights of the other shareholders, any Ordinary Share may be issued on terms that it is, at our option or the option of the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such Ordinary Shares under the Articles. If agreed by a special resolution of our shareholders, we may repurchase Ordinary Shares upon such terms as the Board determines. Subject to applicable legislation and approval by the relevant regulatory authority, Holdings is entitled to redeem the Dollar Preference Shares, in whole but not in part, by giving to the holders of such shares not less than 30 days’ nor more than 60 days’ prior notice in writing of the relevant redemption date. On January 13, 2021, Holdings redeemed all its outstanding Dollar Preference Shares, Series A after exercising its redemption right. Calls on Capital Subject to the terms of allotment of the Listed Equity, the Board may make calls upon the members in respect of any monies unpaid on such shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have subsequently been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 15% per annum), and the person from whom it is due and payable will pay all costs, charges and expenses that we may have incurred by reason of such non- payment. Unless the Board otherwise determines, no member is entitled to receive any dividend, to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, to be reckoned in a quorum or to exercise any other privilege as a member unless and until they have paid all calls due and payable on their shares, together with interest and expenses (if any) payable to us by such member. If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared (or other moneys payable) but not paid) may be forfeited by a resolution of the Board and will become the property of Holdings. A member whose shares have been forfeited will cease to be a member in respect of them. Forfeiture will not absolve a previous member for amounts payable by him or her (which may continue to accrue interest). Holdings also has a lien over all of our partly paid shares to the extent permitted by the Companies Act. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares. Other Shareholder Rights The Ordinary Shares carry no rights to share in Holdings’ profits or to share in any surplus in the event of liquidation other than as provided by applicable law. The Dollar Preference Shares confer no right to participate in the profits or assets of Holdings other than as set out in “Dividends” and in the event of a winding-up. In the event of a winding-up (whether voluntary or involuntary) (but not on a redemption, reduction or purchase by Holdings of any of its share capital), the holders of the Dollar Preference Shares at the time in issue will be entitled to receive in US dollars out of the assets of Holdings available for distribution to its holders in priority to any payment to the holders of Ordinary Shares and any other class of shares of Holdings in issue (other than (i) the sterling-denominated preference shares, the euro-denominated shares and any other shares expressed to rank pari passu with the Dollar Preference Shares as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards repayment of capital) a sum equal to the amount paid up or credited as paid up on such share plus an amount equal to accrued and unpaid dividends for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable (“liquidating distributions”), provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the Dollar Preference Shares as regards the repayment of capital. If upon any return of capital in a winding-up the amounts payable with respect to the Dollar Preference Shares and any other shares of Holdings ranking as to any such distribution on a parity with the Dollar Preference Shares are not paid in full, the holders of the Dollar Preference Shares and of such other shares will share rateably in any such distribution of assets of Holdings in proportion to the full respective amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Dollar Preference Shares will have no right or claim to any of the remaining assets of Holdings and will not be entitled to any further participation or return of capital in a winding-up. Our Articles do not provide for any sinking fund provisions. The provisions of our Articles do not discriminate against any existing or prospective holder of Listed Equity as a result of such shareholder owning a substantial number of shares. Variation of Rights The rights attached to our Ordinary Shares may be varied or abrogated either with the consent in writing of the holders of at least 75% in nominal value of the issued Ordinary Shares (excluding any Ordinary Shares held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of Ordinary Shares. The rights attached to the Ordinary Shares may also be varied or abrogated by a special resolution of Holdings without the separate consent or sanction of the holders of any of the Ordinary Shares; provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent, and, accordingly, neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares. The rights or privileges attached to the Ordinary Shares will be deemed to be varied or abrogated by the reduction of the capital paid up on such Ordinary Shares but will not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares will rank for dividend) with or subsequent to those Ordinary Shares already issued, or by the purchase or redemption by Holdings of our own shares or the sale of any shares held as treasury shares in accordance with the provisions of the Companies Act and the Articles. The rights attached to the Dollar Preference Shares may be varied and abrogated either with the consent in writing of the holders of at least 75% in nominal value of the issued Dollar Preference Shares or with the sanction of a special resolution passed at a separate general meeting of the holders of Dollar Preference Shares (with such holders voting as a single class without regard for series). If the proposed variation or abrogation would adversely affect such rights on a basis different from any other series of Dollar Preference Shares, consent in writing is required from holders of at least 75% in nominal value of the issued Dollar Preference Shares of such series. Alternatively, there must be a special resolution passed at a separate general meeting of the holders of Dollar Preference Shares of such series. The necessary quorum for such meeting is two persons holding or representing by proxy at least one-third in nominal value of the Dollar Preference Shares. Every holder of a Dollar Preference share of the class is entitled to one vote for each Dollar Preference Share of the class held by him or her, and the necessary majority for the passing of a special resolution will be three-quarters of those present in person or by proxy. Otherwise, the provisions of our Articles will apply, mutatis mutandis, to any such meeting.

The rights attaching to Dollar Preference Shares will not be deemed to be varied or abrogated by the creation or issue of any new shares ranking pari passu with such Dollar Preference Shares in the right to share in Holdings’ profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the Dollar Preference Shares, or by a redemption, reduction or purchase by Holdings of any of its share capital, except in the circumstances described in the paragraph above. Limitations on Share Ownership There are no limitations on the rights of shareholders to own Listed Equity. In addition, there are no restrictions imposed by the Articles or (subject to the effect of any economic sanctions that may be in force from time to time) by current UK laws which relate to non-residents or foreign shareholders and which limit the rights of such non-residents or foreign shareholders to hold or (when entitled to do so) exercise voting rights on the Listed Equity. The rights of any holder of Listed Equity to vote may, however, be restricted in certain circumstances as described above. B. Description of American Depositary Shares This summary of the general terms and provisions of the American depositary shares representing our Ordinary Shares (“Ordinary Share ADS”) and of the American depositary shares representing our Dollar Preference Shares (“Preference Share ADS” and, together with the Ordinary Share ADS, the “American Depositary Shares”) does not purport to be complete and is subject to and qualified in its entirety by our Form F-6 filed on Aug. 17, 2010 (Commission file No. 333-168882) and Form F-6 filed on Sept. 12, 2004 (Commission file No. 333-128246), which are incorporated by reference, including the exhibits thereto. In the following description, a “Holder” is the person registered with the Depositary (as defined below). A “Beneficial Owner,” with respect to a Receipt, means any person who has a beneficial interest in the American Depositary Shares evidenced by such Receipt. “Receipts” means American depositary receipts evidencing either Ordinary Share ADS or any or one or more series of Preference Share ADS, as applicable. General Receipts evidencing Ordinary Share ADS are issuable pursuant to an amended and restated deposit agreement dated March 22, 2001, as amended and restated on March 27, 2001 and March 28, 2003, among Holdings, The Bank of New York, as depositary (the “Depositary”), and the Holders and Beneficial Owners from time to time of Receipts issued thereunder (the “Ordinary Share Deposit Agreement”). Receipts evidencing Preference Share ADS are issuable pursuant to a deposit agreement dated December 6, 2002, among Holdings, the Depositary and the Holders and Beneficial Owners from time to time of Receipts issued thereunder (the “Preference Share Deposit Agreement” and, together with the Ordinary Share Deposit Agreement, the “Deposit Agreement”). The corporate trust office of the Depositary is 101 Barclay Street, New York, New York 10286. Each Ordinary Share ADS represents the right to receive five Ordinary Shares of Holdings. Each Preference Share ADS represents the right to receive one-fortieth of a share of the Dollar Preference Shares, Series A. A Receipt may evidence any number of the related American Depositary Shares. Following Holdings' redemption of all its Dollar Preference Shares, Series A on January 13, 2021, all Preference Share ADS representing Holdings' Dollar Preference Shares, Series A were cancelled. Consequently, as of the date of this Form 20-F, there are no Preference Share ADS in issue. Voting Upon receipt by the Depositary of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, if requested by Holdings, the Depositary will, as soon as practicable thereafter, mail the information in such notice to the Holders along with instructions for the voting of their respective American Depositary Shares. “Deposited Securities” as of any time means Listed Equity at such time deposited or deemed to be deposited under the applicable Deposit

Agreement and any and all other securities, property and cash received by the Depositary or the custodian in respect or in lieu of such Listed Equity deposited or deemed to be deposited and at such time held under such Deposit Agreement. Upon the written request of a Holder, the Depositary will endeavour, insofar as practical, to vote or cause to be voted the amount of Deposited Securities represented by such Holder’s Receipts in accordance with the Holder’s instructions. The Depositary will not vote the Deposited Securities except in accordance with such instructions. Holders will not be entitled to vote Deposited Securities directly. Collecting and Distributing Dividends The Depositary will distribute all cash dividends or other cash distributions that are received by it or the custodian in respect of Deposited Securities to Holders in proportion to their holdings of American Depositary Shares (after payment of any charges and fees provided for in the Deposit Agreement), provided that at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States. In the event that any of the Deposited Securities are not entitled, by reason of their dates of issuance or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Deposited Securities. The cash amount distributed will be reduced by any amounts that Holdings or the Depositary must withhold on account of taxes. If Holdings makes a non-cash distribution in respect of any Deposited Securities, the Depositary will distribute the property it receives to Holders (after deduction or upon payment of any taxes, charges and fees provided for in the Deposit Agreement) in proportion to their holdings of American Depositary Shares in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. However, if in the opinion of the Depositary such distribution cannot be made among the Holders entitled thereto in proportion to the number of American Depositary Shares held by each of them or if for any other reason the Depositary deems such distribution not to be lawful or feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property received, or any part thereof. The net proceeds of any such sale (after deduction or upon payment of any taxes, charges and fees provided for in the Deposit Agreement) will be distributed to the Holders entitled thereto as in the case of a distribution received in cash (described above). If a distribution by Holdings in respect of Deposited Securities consists of a dividend in, or free distribution of, Listed Equity, the Depositary may (and will, if Holdings requests) distribute to Holders, in proportion to their holdings of American Depositary Shares, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Listed Equity received as such dividend or free distribution (after deduction or withholding of any tax or other governmental charge and the payment of the fees, expenses and charges of the Depositary provided for in the Deposit Agreement). If the Depositary does not distribute additional Receipts, each American Depositary Share will from then forward also represent its proportionate interest in the additional Listed Equity distributed in respect of the Deposited Securities. In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary may, in its discretion (or shall, in the case of Preference Share ADSs), sell the amount of Listed Equity represented by the aggregate of such fractions at a public or private sale and distribute the net proceeds of any such sale. In the event that the Depositary determines that any distribution in property (including Listed Equity and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them. Procedures for Transmitting Notices, Reports and Proxy Soliciting Material In addition to the procedures for transmitting notices discussed above under “Voting,” the Depositary will make available for inspection by Holders, at its corporate trust office, any notices, reports and communications, including any proxy soliciting material, received from Holdings which may be (i) received by the Depositary or the custodian or the nominee of either of them as the holder of the Deposited Securities and (ii) made generally available by Holdings to the holders of such Deposited Securities. If requested in writing by Holdings, the Depositary will arrange for the mailing to all Holders of such notices, reports and communications made generally available by Holdings to holders of its Deposited Securities or will otherwise make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Deposited Securities or on such other basis as Holdings may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. Sale or Exercising of Rights If Holdings offers to Holders rights to subscribe for additional Listed Equity or any other rights of any nature, the Depositary will have discretion as to the procedure for making such rights available to Holders or of disposing of such rights and making the net proceeds available to any Holders in accordance with the procedures for distributing cash described above, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary will distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary has distributed rights to all or certain Holders, then upon the instruction of such Holders (and payment of any applicable purchase price, fees, expenses and charges), the Depositary will exercise such rights to purchase Listed Equity on behalf of such Holders. Listed Equity purchased by the Depositary will be deposited and Receipts will be delivered to such Holders. If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary and all taxes and other governmental charges payable in connection with such rights) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise. The Depositary will not offer rights to Holders unless it has received from Holdings evidence to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Holdings satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration. The Depositary will not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization If Holdings makes a non-cash distribution in respect of any Deposited Securities, the Depositary may dispose of all or part of property, including by public or private sale, in the circumstances described under “Collecting and Distributing Dividends” above. In circumstances where the provisions of the Deposit Agreement governing distributions of Listed Equity do not apply, upon any change in par or nominal value, sub-division, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation, or sale of assets affecting Holdings or to which it is a party, the Depositary may in its discretion, and in such manner as the Depositary may deem equitable (or shall, in the case of Preference Share ADSs), treat any securities which are received by the Depositary or a custodian in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding will thenceforth represent the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and will at Holdings’ request, execute and deliver additional Receipts as in the case of a dividend in Listed Equity, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Amendment and Termination of the Deposit Agreement The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Holdings and the Depositary in any respect which they may deem necessary or desirable. Any amendment which will impose or have the effect of increasing any fees or charges payable by the Holders (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and, in the case of Ordinary Share ADSs, the fees of the Depositary for the execution and delivery or cancellation of Receipts), or which will otherwise prejudice any substantial existing right of Holders, will not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment will have been given to the Holders. Every Holder of an outstanding Receipt at the time any such amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. The Depositary at any time, at the direction of Holdings, will terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then Outstanding at least ninety days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to Holdings and the Holders of all Receipts then outstanding, if at any time ninety days have expired after the Depositary has delivered to Holdings a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the corporate trust office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts specified in the Deposit Agreement and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery to him or her, or upon his or her order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts remain outstanding after the date of termination, the Depositary will discontinue the registration of transfers of Receipts, suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, sell rights as provided in the Deposit Agreement and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). Rights of Holders to Inspect the Transfer Books of the Depositary and the List of Holders The Depositary will keep at its corporate trust office a book or books for the transfer and registration of Receipts which at all reasonable times will be open for inspection by Holders. Such inspection may not be for the purpose of communicating with Holders in the interest of a business or object other than the business of Holdings or a matter related to the Deposit Agreement or the Receipts. Restrictions on the Right to Transfer or Withdraw the Underlying Securities As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, Holdings, the custodian or registrar may require (a) payment from the depositor of the Deposited Securities or the presenter of the Receipt of a sum sufficient to reimburse it for any applicable tax or other governmental charge and any stock transfer or registration fees in respect of Receipts or registration of transfers of Deposited Securities upon any applicable register and any applicable fees as may be provided in the Deposit Agreement or otherwise; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter specified in the Deposit Agreement; (c) in the case of the Ordinary Share ADSs, compliance with the provisions of our Articles and resolutions and regulations of the Board adopted pursuant to our Articles; and (d) compliance with such reasonable regulations as the Depositary and Holdings may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of the Deposited Securities generally or against deposits of particular Deposited Securities may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or Holdings at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or for any other reason. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or Holdings or the deposit of Listed Equity in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. The Depositary may not knowingly accept for deposit under the Deposit Agreement any Listed Equity which are required to be registered under the Securities Act, unless a registration statement is in effect as to such Listed Equity. Limitations on the Depositary’s Liability The Depositary will not incur any liability to any Holder or Beneficial Owners, if by reason of any provision of any present or future law or regulation of the United States of America, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom, or any other country or of any stock exchange, or by reason of any provision, present or future, of our Articles, or by reason of any act of God or war or other circumstances beyond its control, the Depositary is delayed in, prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided will be done or performed; nor will the Depositary incur any liability to any Holder or Beneficial Owner by reason of any non- performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of the Deposit Agreement, it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering, on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary will not make such distribution or offering and will allow any rights, if applicable, to lapse. With respect to Preference Share ADSs, the Depositary shall not perform any action required or permitted under the Deposit Agreement which is prohibited by the rules of any securities exchange on which the Preference Share ADSs are listed for trading. The Depositary assumes no obligation nor will it be subject to any liability under the Deposit Agreement to any Holders or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of any Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. The Depositary will not be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities will be furnished as often as may be required. The Depositary will not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Listed Equity for deposit, any Holder or Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary may rely and will be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith and (with respect to Ordinary Share ADSs) in accordance with the terms of the Deposit Agreement. The Depositary will not be liable for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company has agreed to indemnify the Depositary under the Deposit Agreement and its directors, officers, employees, agents and affiliates (each, an “Indemnified Person”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by an Indemnified Person, except for any liability or expense arising out of the negligence or bad faith of such Indemnified Person, or (ii) by Holdings or any of its directors, officers, employees, agents and affiliates, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Listed Equity, other Deposited Securities, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such Indemnified Person, furnished in writing to Holdings, and not materially changed or altered by Holdings, by such Indemnified Person expressly for use in a registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) under the Securities Act. No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement. The Depositary may own and deal in any class of securities of Holdings and its affiliates and in Receipts.

C. Description of Debt Securities As of December 31, 2020, we had the following series of Debt Securities registered pursuant to Section 12(b) of the Act, which are all listed on the New York Stock Exchange. Capitalized terms used but not defined in the following table (the “Summary of Key Terms”) will have the meanings given to them in the Description of Terms below. Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $487,913,000 7.625% Subordinated Notes due 2032 US404280AF65 Fixed Rate: 7.625% per annum (“p.a.”) Interest Start Date: May 17, 2005 Aug. 30, 2005 to May 17, 2032 May 17 and Nov. 17 each year, beginning Nov. 17, 2005 N/A Tax Redemption Subordinated Events of Default and Defaults Registration Statement dated July 12, 2005 (File no. 333-126531) (the “2005 Base Prospectus”) Prospectus dated July 28, 2005 Subordinated Debt Securities Indenture dated Dec. 10, 2002 (the “2002 Indenture”) Supplemental Indenture dated as of Dec. 3, 2004 $222,042,000 7.35% Subordinated Notes due 2032 US404280AE90 Fixed Rate: 7.35% p.a. Interest Start Date: May 27, 2005 Aug. 30, 2005 to Nov. 27, 2032 May 27 and Nov. 27 each year, beginning Nov. 27 2005 N/A Tax Redemption Subordinated Events of Default and Defaults 2005 Base Prospectus Prospectus dated July 28, 2005 2002 Indenture Supplemental Indenture dated as of Dec. 3, 2004

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $2,000,000,000 6.5% Subordinated Notes due 2036 US404280AG49 Fixed Rate: 6.5% p.a. May 3, 2006 to May 2, 2036 Add’l Issue Date: Aug. 23, 2006 Add’l Issue Date: Dec. 14, 2006 May 2 and Nov. 2 each year, beginning Nov. 2, 2006 N/A Tax Redemption Subordinated Events of Default and Defaults Registration Statement dated Nov. 26, 2002 (File no. 333-92024) (the “2002 Base Prospectus”) Prospectus Supplement dated April 26, 2006 Registration Statement dated June 14, 2006 (File no. 333-135007) (the “2006 Base Prospectus”) Prospectus Supplement dated Aug. 16, 2006 Prospectus Supplement dated Dec. 7, 2006 2002 Indenture $2,500,000,000 6.5% Subordinated Notes due 2037 US404280AH22 Fixed Rate: 6.5% p.a. Sept. 12, 2007 to Sept. 15, 2037 Add’l Issue Date: Oct. 18, 2007 March 15 and Sept. 15 each year, beginning March 15, 2008 N/A Tax Redemption Subordinated Events of Default and Defaults 2006 Base Prospectus Prospectus Supplement dated Sept. 5, 2007 Prospectus Supplement dated Oct. 11, 2007 2002 Indenture

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $1,500,000,000 6.8% Subordinated Notes due 2038 US404280AJ87 Fixed Rate: 6.8% p.a. May 27, 2008 to June 1, 2038 June 1 and Dec. 1 each year, beginning on Dec. 1, 2008 N/A Tax Redemption Subordinated Events of Default and Defaults 2006 Base Prospectus Prospectus Supplement dated May 19, 2008 2002 Indenture $2,500,000,000 5.10% Senior Unsecured Notes due 2021 US404280AK50 Fixed Rate: 5.10% p.a. April 5, 2011 to April 5, 2021 April 5 and Oct. 5 each year, beginning Oct. 5, 2011 N/A Tax Redemption Extended Events of Default and Defaults Registration Statement dated April 16, 2010 (File no. 333-158065) (the “2010 Base Prospectus”) Prospectus Supplement dated March 29, 2011 Senior Debt Securities Indenture dated Aug. 26, 2009 (the “2009 Indenture”) $900,000,000 4.875% Senior Unsecured Notes due 2022 US404280AL34 Fixed Rate: 4.875% p.a. Nov. 17, 2011 to Jan. 14, 2022 Jan. 14 and July 14 each year, beginning July 14, 2012 N/A Tax Redemption Extended Events of Default and Defaults 2010 Prospectus Prospectus Supplement dated Nov. 14, 2011 2009 Indenture $750,000,000 6.100% Senior Unsecured Notes due 2042 US404280AM17 Fixed Rate: 6.100% p.a. Nov. 17, 2011 to Jan. 14, 2042 Jan. 14 and July 14 each year, beginning July 14, 2012 N/A Tax Redemption Extended Events of Default and Defaults 2010 Prospectus Prospectus Supplement dated Nov. 14, 2011 2009 Indenture

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $2,000,000,000 4.00% Senior Unsecured Notes due 2022 US404280AN99 Fixed Rate: 4.00% p.a. March 30, 2012 to March 30, 2022 March 30 and Sept. 30 each year, beginning Sept. 30, 2012 N/A Tax Redemption Extended Events of Default and Defaults Registration Statement dated March 22, 2012 (File no. 333-180288) (the “2012 Base Prospectus”) Prospectus Supplement dated March 27, 2012 2009 Indenture $2,000,000,000 4.250% Subordinated Notes due 2024 US404280AP48 Fixed Rate: 4.250% p.a. March 12, 2014 to March 14, 2024 March 14 and Sept. 14 each year, beginning Sept. 14, 2014 N/A Tax Redemption, Capital Disqualification Event Redemption Subordinated Events of Default and Defaults 2012 Base Prospectus Prospectus Supplement dated March 5, 2014 Subordinated Debt Securities Indenture dated March 12, 2014 (the “2014 Indenture”) First Supplemental Indenture dated March 12, 2014 $1,500,000,000 5.250% Subordinated Notes due 2044 US404280AQ21 Fixed Rate: 5.250% p.a. March 12, 2014 to March 14, 2044 March 14 and Sept. 14 each year, beginning Sept. 14, 2014 N/A Tax Redemption, Capital Disqualification Event Redemption Subordinated Events of Default and Defaults 2012 Base Prospectus Prospectus Supplement dated March 5, 2014 2014 Indenture First Supplemental Indenture dated March 12, 2014 $1,500,000,000 4.250% Subordinated Notes due 2025 US404280AU33 Fixed Rate: 4.250% p.a. Aug. 18, 2015 to Aug. 18, 2025 Feb. 18 and Aug. 18 each year, beginning Feb. 2016 N/A Tax Redemption, Capital Disqualification Event Redemption Subordinated Events of Default and Defaults Registration Statement dated March 2, 2015 (File no. 333-202420) (the “2015 Base Prospectus”) Prospectus Supplement dated Aug. 10, 2015 2014 Indenture Second Supplemental Indenture dated Aug. 18, 2015

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $3,000,000,000 3.400% Senior Unsecured Notes due 2021 US404280AV16 Fixed Rate: 3.400% p.a. March 8, 2016 to March 8, 2021 March 8 and Sept. 8 each year, beginning Sept. 8, 2016 N/A Tax Redemption Extended Events of Default and Defaults Registration Statement dated Feb. 25, 2016 (File no. 333-202420) (the “2016 Base Prospectus”) Prospectus Supplement dated March 1, 2016 2009 Indenture First Supplemental Indenture dated March 8, 2016 $3,000,000,000 4.300% Senior Unsecured Notes due 2026 US404280AW98 Fixed Rate: 4.300% p.a. March 8, 2016 to March 8, 2026 March 8 and Sept. 8 each year, beginning Sept. 8, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated March 1, 2016 2009 Indenture First Supplemental Indenture dated March 8, 2016 $1,000,000,000 Floating Rate Senior Unsecured Notes due 2021 US404280AX71 Floating Rate: Three- month USD LIBOR plus 2.24% p.a. Interest Reset Dates: March 8, June 8, Sept. 8 and Dec. 8 each year, beginning June 8, 2016 March 8, 2016 to March 8, 2021 March 8, June 8, Sept. 8 and Dec. 8 each year, beginning June 8, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated March 1, 2016 2009 Indenture First Supplemental Indenture dated March 8, 2016 $2,500,000,000 2.950% Senior Unsecured Notes due 2021 US404280AY54 Fixed Rate: 2.950% p.a. May 25, 2016 to May 25, 2021 May 25 and Nov. 25 each year, beginning Nov. 25, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated May 18, 2016 2009 Indenture Second Supplemental Indenture dated May 25, 2016

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $1,000,000,000 Floating Rate Senior Unsecured Notes due 2021 US404280AZ20 Floating Rate: Three- month USD LIBOR plus 1.66% p.a. Interest Reset Dates: Feb. 25, May 25, Aug. 25 and Nov. 25 each year beginning Aug. 25, 2016 May 25, 2016 to May 25, 2021 Feb. 25, May 25, Aug. 25 and Nov. 25 each year, beginning Aug. 25, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated May 18, 2016 2009 Indenture Second Supplemental Indenture dated May 25, 2016 $2,000,000,000 3.600% Senior Unsecured Notes due 2023 US404280BA69 Fixed Rate: 3.600% p.a. May 25, 2016 to May 25, 2023 May 25 and Nov. 25 each year, beginning Nov. 25, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated May 18, 2016 2009 Indenture Second Supplemental Indenture dated May 25, 2016 $2,500,000,000 3.900% Senior Unsecured Notes due 2026 US404280BB43 Fixed Rate: 3.900% p.a. May 25, 2016 to May 25, 2026 May 25 and Nov. 25 each year, beginning Nov. 25, 2016 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated May 18, 2016 2009 Indenture Second Supplemental Indenture dated May 25, 2016 $2,500,000,000 2.650% Senior Unsecured Notes due 2022 US404280BF56 Fixed Rate: 2.650% p.a. Oct. 5, 2016 to Jan. 5, 2022 Jan. 5 and July 5 each year, beginning July 5, 2017 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated Sept. 28, 2016 2009 Indenture Third Supplemental Indenture dated Oct. 5, 2016

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $1,250,000,000 Floating Rate Senior Unsecured Notes due 2022 US404280BG30 Floating Rate: Three- month USD LIBOR plus 1.5% p.a. Interest Reset Dates: Jan. 5, April 5, July 5 and Oct. 5 each year, beginning Jan. 5, 2017 Oct. 5, 2016 to Jan. 5, 2022 Jan. 5, April 5, July 5 and Oct. 5 each year, beginning July 5, 2017 N/A Tax Redemption Extended Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated Sept. 28, 2016 2009 Indenture Third Supplemental Indenture dated Oct. 5, 2016 $1,500,000,000 4.375% Subordinated Notes due 2026 US404280BH13 Fixed Rate: 4.375% p.a. Nov. 23, 2016 to Nov. 23, 2026 May 23 and Nov. 23 each year, beginning May 23, 2017 N/A Tax Redemption, Capital Disqualification Event Redemption Subordinated Events of Default and Defaults 2016 Base Prospectus Prospectus Supplement dated Nov. 16, 2016 2014 Indenture Third Supplemental Indenture dated Nov. 23, 2016 $2,500,000,000 3.262% Fixed Rate/Floating Rate Senior Unsecured Notes due 2023 US404280BJ78 Fixed Rate: 3.262% p.a. Floating Rate: Three month USD LIBOR plus 1.055% p.a. Interest Reset Dates: March 13, 2022, June 13, 2022, Sept. 13, 2022 and Dec. 13, 2022 March 13, 2017 to March 13, 2023 Fixed Rate: March 13 and Sept. 13 each year, beginning Sept. 13, 2017, and ending March 13, 2027 Floating Rate: June 13, 2022, Sept. 13, 2022, Dec. 13, 2022, and March 13, 2023 March 13, 2022 Tax Redemption, Optional Redemption LADE Provisions Registration Statement dated Feb. 22, 2017 (File no. 333-202420) (the “2017 Base Prospectus”) Prospectus Supplement dated March 6, 2017 2009 Indenture Fourth Supplemental Indenture dated March 13, 2017

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $2,500,000,000 4.041% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280BK42 Fixed Rate: 4.041% p.a. Floating Rate: Three- month USD LIBOR plus 1.546% p.a. Interest Reset Dates: March 13, 2027, June 13, 2027, Sept. 13, 2027 and Dec. 13, 2027 March 13, 2017 to March 13, 2028 Fixed Rate: March 13 and Sept. 13 each year, beginning Sept. 13, 2017, and ending March 13, 2027 Floating Rate: June 13, 2027, Sept. 13, 2027, Dec. 13, 2027, and March 13, 2028 March 13, 2027 Tax Redemption, Optional Redemption LADE Provisions 2017 Base Prospectus Prospectus Supplement dated March 6, 2017 2009 Indenture Fourth Supplemental Indenture dated March 13, 2017 $1,000,000,000 3.033% Fixed Rate/Floating Rate Senior Unsecured Notes due 2023 US404280BM08 Fixed Rate: 3.033% p.a. Floating Rate: Three- month USD LIBOR plus 0.923% p.a. Interest Reset Dates: Nov. 22, 2022, Feb. 22, 2023, May 22, 2023, and Aug. 22, 2023 Nov. 22, 2017 to Nov. 22, 2023 Fixed Rate: May 22 and Nov. 22 each year, beginning May 22, 2018, and ending Nov. 22, 2022 Floating Rate: Feb. 22, 2023, May 22, 2023, Aug. 22, 2023, and Nov. 22, 2023 Nov. 22, 2022 Tax Redemption, Optional Redemption LADE Provisions 2017 Base Prospectus Prospectus Supplement dated Nov. 15, 2017 2009 Indenture Fifth Supplemental Indenture dated Nov. 22, 2017 $2,000,000,000 Floating Rate Senior Unsecured Notes due 2024 US404280BR94 Floating Rate: Three- month USD LIBOR plus 1% p.a. Interest Reset Dates: Feb. 18, May 18, Aug. 18 and Nov. 18 each year, beginning Aug. 18, 2018 LIBOR Replacement Provisions May 18, 2018 to May 18, 2024 Feb. 18, May 18, Aug. 18 and Nov. 18 each year, beginning Aug. 18, 2018 May 18, 2023 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus and Prospectus Supplement dated May 10, 2018 2009 Indenture and Sixth Supplemental Indenture dated May 18, 2018

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $2,000,000,000 3.950% Fixed Rate/Floating Rate Senior Unsecured Notes due 2024 US404280BS77 Fixed Rate: 3.950% p.a. Floating Rate: Three- month USD LIBOR plus 0.98723% p.a. Interest Reset Dates: May 18, 2023, Aug. 18, 2023, Nov. 18, 2023, and Feb. 18, 2024 LIBOR Replacement Provisions May 18, 2018 to May 18, 2024 Fixed Rate: May 18 and Nov. 18 each year, beginning Nov. 18, 2018, and ending May 18, 2023 Floating Rate: Aug. 18, 2023, Nov. 18, 2023, Feb. 18, 2024, and May 18, 2024 May 18, 2023 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus Prospectus Supplement dated May 10, 2018 2009 Indenture Sixth Supplemental Indenture dated May 18, 2018 $3,000,000,000 4.583% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 US404280BT50 Fixed Rate: 4.583% p.a. Floating Rate: Three- month USD LIBOR plus 1.53455% p.a. Interest Reset Dates: June 19, 2028, Sept. 19, 2028, Dec. 19, 2028, and March 19, 2029 LIBOR Replacement Provisions June 19, 2018 to June 19, 2029 Fixed Rate: June 19 and Dec. 19 each year, beginning Dec. 19, 2018, and ending June 19, 2028 Floating Rate: Sept. 19, 2028, Dec. 19, 2028, March 19, 2029, and June 19, 2029 June 19, 2028 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus and Prospectus Supplement dated June 12, 2018 2009 Indenture and Seventh Supplemental Indenture dated June 19, 2018 £1,000,000,000 2.175% Resettable Senior Unsecured Notes due 2023 XS1823595647 Fixed Rate: 2.175% p.a. Reset Rate: Mid- Market Swap Rate plus 0.936% p.a. Interest Reset Date: June 27, 2022 LIBOR Replacement Provisions June 27, 2018 to June 27, 2023 June 27 each year, beginning June 27, 2019 June 27, 2022 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus and Prospectus Supplement dated June 15, 2018 2009 Indenture and Eighth Supplemental Indenture dated June 27, 2018

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $750,000,000 Floating Rate Senior Unsecured Notes due 2026 US404280BW89 Floating Rate: Three- month USD LIBOR plus 1.38% p.a. Interest Reset Dates: March 12, June 12, Sept. 12 and Dec. 12, beginning Dec. 12, 2018 LIBOR Replacement Provisions Sept. 12, 2018 to Sept. 12, 2026 March 12, June 12, Sept. 12 and Dec. 12, beginning Dec. 12, 2018 Sept. 12, 2025 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus and Prospectus Supplement dated Sept. 5, 2018 2009 Indenture and Ninth Supplemental Indenture dated Sept. 12, 2018 $2,500,000,000 4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 US404280BX62 Fixed Rate: 4.292% p.a. Floating Rate: Three- month USD LIBOR plus 1.34771% p.a. Interest Reset Dates: Sept. 12, 2025, Dec. 12, 2025, March 12, 2026, and June 12, 2026 LIBOR Replacement Provisions Sept. 12, 2018 to Sept. 12, 2026 Fixed Rate: March 12 and Sept. 12 each year, beginning March 12 2019, and ending Sept. 12, 2025 Floating Rate: Dec. 12, 2025, March 12, 2026, June 12, 2026 and Sept. 12, 2026 Sept. 12, 2025 Tax Redemption, Optional Redemption LADE Provisions 2018 Base Prospectus and Prospectus Supplement dated Sept. 5, 2018 2009 Indenture and Ninth Supplemental Indenture dated Sept. 12, 2018 $2,500,000,000 3.803% Fixed Rate/Floating Rate Senior Unsecured Notes due 2025 US404280BZ11 Fixed Rate: 3.803% p.a. Floating Rate: Three- month USD LIBOR plus 1.211% p.a. Interest Reset Dates: March 11, 2024, June 11, 2024, Sept. 11, 2024, and Dec. 11, 2024 LIBOR Replacement Provisions March 11, 2019 to March 11, 2025 Fixed Rate: March 11 and Sept. 11 each year, beginning Sept. 11, 2019, and ending March 11, 2024 Floating Rate: June 11, 2024, Sept. 11, 2024, Dec. 11, 2024, and March 11, 2025 March 11, 2024 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated March 4, 2019 2009 Indenture and Tenth Supplemental Indenture dated March 11, 2019

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $500,000,000 Floating Rate Senior Unsecured Notes due 2025 US404280CA50 Floating Rate: USD LIBOR plus 1.23% p.a. Interest Reset Dates: March 11, June 11, Sept. 11 and Dec. 11 each year, beginning June 11, 2019 LIBOR Replacement Provisions March 11, 2019 to March 11, 2025 March 11, June 11, Sept. 11 and Dec. 11 each year, beginning June 11, 2019 March 11, 2024 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated March 4, 2019 2009 Indenture and Tenth Supplemental Indenture dated March 11, 2019 £1,000,000,000 3.000% Resettable Senior Unsecured Notes due 2028 XS1961843171 Fixed Rate: 3.000% p.a. Reset Rate: Mid- Market Swap Rate plus 1.65% p.a. Interest Reset Date: July 22, 2027 LIBOR Replacement Provisions March 12, 2019 to July 22, 2028 July 22 each year, beginning July 22, 2019 (there was a short first coupon for the first interest period; interest in this period was computed on the basis of the actual number of days divided by 365) July 22, 2027 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated March 5, 2019 2009 Indenture and Eleventh Supplemental Indenture dated March 12, 2019 $3,000,000,000 3.973% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030 US404280CC17 Fixed Rate: 3.973% p.a. Floating Rate: Three- month USD LIBOR plus 1.61% p.a. Interest Reset Dates: May 22, 2029, Aug. 22, 2029, Nov. 22, 2029, and Feb. 22, 2030 LIBOR Replacement Provisions May 22, 2019 to May 22, 2030 Fixed Rate: May 22 and Nov. 22 each year, beginning Nov. 22, 2019, and ending May 22, 2029 Floating Rate: Aug. 22, 2029, Nov. 22, 2029, Feb. 22, 2030, and May 22, 2030 May 22, 2029 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated May 15, 2019 2009 Indenture and Twelfth Supplemental Indenture dated May 22, 2019

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture £750,000,000 3.00% Resettable Senior Unsecured Notes due 2030 XS2003500142 Fixed Rate: 3.000% p.a. Reset Rate: Mid- Market Swap Rate plus 1.77% p.a. Interest Reset Date: May 29, 2029 LIBOR Replacement Provisions May 29, 2019 to May 29, 2030 May 29 each year, beginning May 29, 2020 May 29, 2029 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated May 21, 2019 2009 Indenture and Thirteenth Supplemental Indenture dated May 29, 2019 $2,000,000,000 2.633% Fixed Rate/Floating Rate Senior Unsecured Notes due 2025 US404280CE72 Fixed Rate: 2.633% p.a. Floating Rate: Three- month USD LIBOR plus 1.14% p.a. Interest Reset Dates: Nov. 7, 2024, Feb. 7, 2025, May 7, 2025, and Aug. 7, 2025 Benchmark Transition Provisions Nov. 7, 2019 to Nov. 7, 2025 Fixed Rate: May 7 and Nov. 7 each year, beginning May 7, 2020 and ending Nov. 7, 2024 Floating Rate: Feb. 7, 2025, May 7, 2025, Aug. 7, 2025, and Nov. 7, 2025 Nov. 7, 2024 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated Oct. 31, 2019 2009 Indenture and Fourteenth Supplemental Indenture dated Nov. 7, 2019 $2,500,000,000 4.950% Fixed Rate Senior Unsecured Notes due 2030 US404280CF48 Fixed Rate: 4.950% p.a. March 31, 2020 to March 31, 2030 March 31 and Sept. 30 each year, beginning Sept. 30, 2020 N/A Tax Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated March 25, 2020 2009 Indenture and Fifteenth Supplemental Indenture dated March 31, 2019

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $2,000,000,000 2.099% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 US404280CG21 Fixed Rate: 2.099% p.a. Floating Rate: Compound Daily SOFR plus 1.929% p.a. Benchmark Transition Provisions June 4, 2020 to June 4, 2026 Fixed Rate: June 4 and Dec. 4 each year, beginning Dec. 4, 2020 and ending June 4, 2025 Floating Rate: Sept. 4, 2025, Dec. 4, 2025, March 4, 2026 and June 4, 2026 June 4, 2025 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated May 28, 2020 2009 Indenture and Sixteenth Supplemental Indenture dated June 4, 2020 $1,500,000,000 2.848% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280CH04 Fixed Rate: 2.848% p.a. Floating Rate: Compound Daily SOFR plus 2.387% p.a. Benchmark Transition Provisions June 4, 2020 to June 4, 2031 Fixed Rate: June 4 and Dec. 4 each year, beginning Dec. 4, 2020 and ending June 4, 2030 Floating Rate: Sept. 4, 2030, Dec. 4, 2030, March 4, 2031 and June 4, 2031 June 4, 2030 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated May 28, 2020 2009 Indenture and Sixteenth Supplemental Indenture dated June 4, 2020 $2,000,000,000 1.645% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 US404280CJ69 Fixed Rate: 1.645% p.a. Floating Rate: Compound Daily SOFR plus 1.538% p.a. Benchmark Transition Provisions Aug. 18, 2020 to April 18, 2026 Fixed Rate: April 18 and Oct. 18 each year, beginning Oct. 18, 2020 and ending April 18, 2025 Floating Rate: July 18, 2025, Oct. 18, 2025, Jan.18, 2026 and April 18, 2026 April 18, 2025 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated August 11, 2020 2009 Indenture and Seventeenth Supplemental Indenture dated August 18, 2020

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1) Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (2)(3) Term (Issue Date to Maturity Date) Interest Payment Dates (in arrear) Optional Redemption Date Redemption rights(4)(5)(6)(7) Events of Default(8)(9)(10)(11) Offering Documents Indenture $1,500,000,000 2.357% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280CK33 Fixed Rate: 2.357% p.a. Floating Rate: Compound Daily SOFR plus 1.947% p.a. Benchmark Transition Provisions Aug.18, 2020 to Aug. 18, 2031 Fixed Rate: Aug. 18 and Feb. 18 each year, beginning Feb. 18, 2021 and ending Aug. 18, 2030 Floating Rate: Nov. 18, 2030, Feb. 18, 2031, May 18, 2031 and Aug. 18, 2031 August 18, 2030 Tax Redemption, Optional Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated August 11, 2020 2009 Indenture and Seventeenth Supplemental Indenture dated August 18, 2020 $2,000,000,000 2.013% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280CL16 Fixed Rate: 2.013% p.a. Floating Rate: Compound Daily SOFR plus 1.732% p.a. Benchmark Transition Provisions Sept. 22, 2020 to Sept. 22, 2028 Fixed Rate: March 22 and Sept. 22 each year, beginning March 22, 2021 and ending Sept. 22, 2027 Floating Rate: Dec. 22, 2027, March 22, 2028, June 22, 2028 and Sept. 22, 2028 N/A Tax Redemption, Make-Whole and Par Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated September 15, 2020 2009 Indenture and Eighteenth Supplemental Indenture dated September 22, 2020 $2,000,000,000 1.589% Fixed Rate/Floating Rate Senior Unsecured Notes due 2027 US404280CM98 Fixed Rate: 1.589% p.a. Floating Rate: Compound Daily SOFR plus 1.290% p.a. Benchmark Transition Provisions Nov. 24, 2020 to May 24, 2027 Fixed Rate: May 24 and Nov. 24 each year, beginning May 24, 2021 and ending May 24, 2026 Floating Rate: Aug. 24, 2026, Nov. 24, 2026, Feb. 24, 2027 and May 24, 2027 N/A Tax Redemption, Make-Whole and Par Redemption Limited Events of Default and Defaults 2018 Base Prospectus and Prospectus Supplement dated November 17, 2020 2009 Indenture and Nineteenth Supplemental Indenture dated November 24, 2020 (1) Debt Securities denominated in United States dollars ($) are collectively referred to herein as “Dollar-denominated Notes.” Debt Securities denominated in pounds sterling (£) are collectively referred to herein as “Sterling-denominated Notes.” (2) LIBOR Replacement Provisions means LIBOR or the Mid-Market Swap Rate, as applicable, may be replaced by an alternative benchmark if LIBOR is temporarily or permanently unavailable, as described below under “Interest—Replacement of the Reference Rate—LIBOR Replacement Provisions.”

(3) Benchmark Transition Provisions means the benchmark may be replaced by a benchmark replacement if it becomes temporarily or permanently unavailable, as described below under “Interest—Replacement of the Reference Rate—Benchmark Transition Provisions.” (4) Tax Redemption means that we have the right to redeem the specified series of Debt Securities upon the occurrence of certain Tax Events, as described below under “Redemption—Tax Redemption.” (5) Capital Disqualification Event Redemption means that we have the right to redeem the specified series of Debt Securities upon the occurrence of certain regulatory events, on the terms described below under “Redemption—Capital Disqualification Event Redemption.” (6) Optional Redemption means that we have the right to redeem the specified series of Debt Securities on the specified Optional Redemption Date, as described below under “Redemption—Optional Redemption.” (7) Make-Whole and Par Redemption means that we have the right to redeem the specified series of Debt Securities during the Make-Whole Redemption Period and on the Par Redemption Date, as described below under “Redemption—Make-Whole and Par Redemption.” (8) Subordinated Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies— Subordinated Debt Securities—Subordinated Events of Default and Defaults” are applicable to the relevant series of Debt Securities. (9) Extended Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies—Senior Debt Securities—Extended Events of Default and Defaults” are applicable to the relevant series of Debt Securities. (10) LADE Provisions means that the events of default applicable to the relevant series of Debt Securities will change upon the occurrence of a Loss Absorption Disqualification Event, as described below under “Events of Default and Enforcement Events and Remedies—Senior Debt Securities—LADE Provisions.” (11) Limited Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies—Senior Debt Securities—Limited Events of Default and Defaults” are applicable to the relevant series of Debt Securities.

The summary set out below of the general terms and provisions of our debt securities (the “Description of Terms”) does not purport to be complete and is strictly subject to and qualified by reference to all of the definitions and provisions of the relevant indenture (as listed in the Summary of Terms above), any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable). General The debt securities of any series are either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Debt Securities are not secured by any assets or property of Holdings or any of its subsidiaries or affiliates. Each series of Senior Debt Securities was issued under an indenture entered into between us, The Bank of New York Mellon, London Branch as trustee (the “Trustee”) and the other parties thereto (each, a “Senior Debt Securities Indenture”). Each series of Subordinated Debt Securities was issued under an indenture entered into between us, The Bank of New York Mellon, London Branch as Trustee and the other parties thereto (each, a “Subordinated Debt Securities Indenture”). With respect to each series of Debt Securities, the relevant Senior Debt Securities Indenture or Subordinated Debt Securities Indenture (as applicable) and supplements thereto are set forth in the Summary of Key Terms above and are referred to in this Description of Terms (i) in the case of each series of Debt Securities, collectively as the “indenture” and (ii) in the case of all series of Debt Securities, collectively as the “indentures.” The terms of the Debt Securities include those stated in the relevant indenture and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of Debt Securities was issued pursuant to an effective registration statement (including a base prospectus) and a prospectus supplement (or, in the case of Debt Securities issued in connection with an exchange offer, a final prospectus) describing the terms of such series (the “Offering Documents”). The Offering Documents for each series of Debt Securities are set forth in the Summary of Key Terms above. The indentures do not limit the amount of Debt Securities that we may issue; however, such amount may be otherwise limited by applicable law or regulation (including laws and regulations applicable to Holdings’ issuance of regulatory capital securities). Unless otherwise provided in the terms of a series of Debt Securities, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. Holders of Debt Securities have no voting rights with respect to the Debt Securities except as described below under “Modification and Waiver,” “Events of Default and Enforcement Events and Remedies” and “Limitation on Suits.” The Debt Securities are not subject to any sinking fund. Interest As of December 31, 2020, we had (a) four categories of registered Senior Debt Securities: (i) fixed rate Senior Debt Securities (“Fixed Rate Senior Notes”); (ii) floating rate Senior Debt Securities (“Floating Rate Notes”); (iii) fixed-to-floating rate Senior Debt Securities (“Fixed/Floating Rate Notes”); and (iv) resettable Senior Debt Securities (“Resettable Notes”); and (b) one category of registered Subordinated Debt Securities: fixed rate Subordinated Debt Securities (together with the Fixed Rate Senior Notes, the “Fixed Rate Notes”). The relevant interest rates, benchmarks, interest reset dates and interest payment dates are set out in the Summary of Key Terms above. Interest on the Fixed Rate Notes (including the fixed rate interest period of the Fixed/Floating Rate Notes) is computed on the basis of twelve 30-day months (or, in the case of an incomplete month, the actual number of days elapsed), assuming a 360-day year. Interest on the Floating Rate Notes (including the floating rate interest period of the Fixed/Floating Rate Notes) is computed on the basis of the actual number of days in each floating rate interest period, assuming a 360-day year. Interest on the Resettable Notes is computed on the basis of the actual number of days in the period for which interest is being calculated divided by the actual number of days from and including the last day interest was paid on the notes, to but excluding the next scheduled interest payment date. Payments So long as the Debt Securities are represented by global securities, payments of principal and interest will be made in immediately available funds. If any scheduled fixed rate or resettable rate interest payment date is not a Business Day (as defined below), we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If any scheduled floating rate interest payment date, other than the maturity date, would fall on a day that is not a Business Day, the floating rate interest payment date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the floating rate interest payment date will be the immediately preceding Business Day. The payment of interest due on such postponed or brought- forward floating rate interest payment date will include interest accrued to but excluding such postponed or brought-forward floating rate interest payment date. If the maturity date or date of redemption or repayment of a series of Debt Securities is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the maturity date or date of redemption or repayment. A “Business Day” means any weekday other than one on which banking institutions are closed in London or New York City. Beneficial interests in Dollar-denominated Notes trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same- day funds. Secondary market trading between Clearstream Banking S.A. in Luxembourg (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Beneficial interests in Sterling-denominated Notes trade in accordance with the normal rules and operating procedures of Clearstream Luxembourg and/or Euroclear, and secondary market trading activity in such interests will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Currency and Exchange Payments of principal and interest in respect of Dollar-denominated Notes and the Sterling- denominated Notes are made in the applicable currency to the holders of record at the close of business on the applicable record date. If pounds sterling is unavailable to us due to it ceasing to be used by the United Kingdom and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each payment date in respect of Sterling-denominated Notes occurring after the final date pounds sterling is used, all payments in respect of such Sterling- denominated Notes will be made in U.S. dollars. We must, after learning of the unavailability or cessation of pounds sterling in the above events, notify the Trustee and paying agent immediately specifying the last date on which pounds sterling was used for the payment of any principal (and premium, if any) or interest in respect of such Sterling-denominated Notes. The paying agent will determine (and promptly notify the Trustee of such determination) the amount to be paid in U.S. dollars as of the applicable record date or the 15th day immediately preceding the maturity of any principal (as the case may be), and the amount will be equal to the sum obtained by converting pounds sterling into U.S. dollars at the Exchange Rate on the last such record date on which pounds sterling was so used in either capacity. “Exchange Rate” means the noon selling rate in New York City for cable transfers of pounds sterling on the applicable record date or the fifteenth day immediately preceding the maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the exchange rate agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the exchange rate agent shall deem appropriate. All decisions and determinations of the paying agent regarding conversion of pounds sterling into U.S. dollars pursuant to the above will, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon us and all holders of the affected Debt Securities. Floating Rate Interest The Floating Rate Notes and, during the relevant floating rate interest periods for each series of Fixed/Floating Rate Notes, the Fixed/Floating Rate Notes, will bear interest at a floating rate, reset quarterly on the applicable interest reset dates based on a benchmark plus the margin, each as set forth in the Summary of Key Terms above. The Resettable Notes, during the relevant reset interest period, will bear interest at a floating rate, reset on the applicable interest reset date based on a benchmark plus the margin, each as set forth in the Summary of Key Terms above. HSBC Bank USA, National Association, as calculation agent, determines the floating interest rate for each floating rate interest period (including, in the case of Resettable Notes, the applicable reset period, together the “floating rate interest periods”) by reference to the then-current benchmark rates on the applicable interest determination date (including, in the case of Resettable Notes, the applicable reset determination date, together the “interest determination dates”). The interest determination date for each floating rate interest period is the second London banking day preceding the applicable interest reset date. A “London banking day” is (i) in the case of Dollar-denominated Notes, any day on which dealings in U.S. dollars are transacted in the London interbank market and (ii) in the case of Sterling-denominated Notes, any day on which dealings in pounds sterling are transacted in the London interbank market. Calculation of Three-Month USD LIBOR With respect to each series of Debt Securities for which the benchmark on the relevant interest determination date is three-month USD LIBOR (“LIBOR Notes”), “Three-month USD LIBOR” in respect of such interest determination date is the offered rate for deposits in U.S. dollars having a maturity of three months that appears on Reuters Page LIBOR01 (or any similar replacement page) as of 11:00 a.m. (London time) on that interest determination date. If no such rate appears on Reuters Page LIBOR01 on an interest determination date, Three- month USD LIBOR will be determined for such interest determination date on the basis of the rates at which deposits in U.S. dollars for the period of three months are offered to prime banks in the London interbank market by the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by us, at approximately 11:00 a.m. (London time) on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, Three-month USD LIBOR on such interest determination date will be the arithmetic mean of those quotations. If fewer than two such quotations are provided, Three-month USD LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time) on the interest determination date by three major banks in New York City (which may include affiliates of the underwriters), selected and identified by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, Three-month USD LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, Three-month USD LIBOR on the interest determination date will be equal to Three-month USD LIBOR in effect with respect to the immediately preceding interest determination date, or in the case of the interest determination date prior to the first (or only) interest reset date, the interest rate will be the initial interest rate applicable to such LIBOR Notes. Calculation of the Mid-Market Swap Rate With respect to each series of Debt Securities for which the benchmark on the relevant interest determination date is the mid-market swap rate (“Mid-Market Swap Rate Notes”), the “Mid- Market Swap Rate” in respect of such interest determination date is the quotation for GBP LIBOR IRS & Swap Spreads as displayed on the Bloomberg ICAP page (or any similar replacement page) as of approximately 11:00 a.m. (London time) on that interest determination date. If no such rate appears for a one-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the provisions in the preceding paragraph, but as if the floating rate interest period were the period of time for which rates are available next shorter than the length of the actual floating rate interest period and the other of which will be determined in accordance with the provisions in the preceding paragraph, but as if the floating rate interest period were the period of time for which rates are available next longer than the length of the actual floating rate interest period. If on the interest determination date the Bloomberg ICAP page is not available or the Mid- Market Swap Rate does not appear on it, the calculation agent will request the principal office in London of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) to provide us with its Mid-Market Swap Rate Quotation as of approximately 11:00 a.m. (London time) on the interest determination date. If two or more quotations are provided, the interest rate for the floating rate interest period will be the sum of the margin and arithmetic mean of the quotations. If only one or no quotations are provided, the interest rate will be the initial interest rate. “Mid-Market Swap Rate Quotation” means a quotation (expressed as a percentage rate per annum) for the mean of the bid and offered rates for the fixed leg payable semi-annually (calculated on the basis of the actual number of days in the relevant period from (and including) the date on which interest begins to accrue to (but excluding) the date on which it falls due divided by 365) of a fixed-for-floating interest rate swap transaction in pounds sterling which transaction (i) has a one-year term commencing on the applicable interest reset date, (ii) is in an amount that is representative for a single transaction in the pounds sterling swap rate market at 11:00 a.m. (London time) with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on six-month LIBOR (calculated on the basis of the actual number of days in the relevant period from (and including) the date on which interest begins to accrue to (but excluding) the date on which it falls due divided by 365). LIBOR Replacement Provisions Following the UK Financial Conduct Authority (“FCA”)’s announcement in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021, the terms of certain series of Debt Securities issued from May 2018 (specified in the Summary of Key Terms above) include LIBOR Replacement Provisions in the event that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon. Under such provisions, if we (in consultation with the calculation agent) determine, upon the occurrence of certain events or announcements regarding LIBOR, that LIBOR has ceased or will cease to be published as specified in the definitions of “Three-month LIBOR” or “Mid-Market Swap Rate” above, we will use reasonable efforts to (i) appoint an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets (an “Independent Financial Adviser”) to determine the Alternative Base Rate and the Alternative Screen Page (each as defined below); or (ii) if we are unable to appoint an Independent Financial Adviser, or if the Independent Financial Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page, we will determine the Alternative Base Rate and the Alternative Screen Page for the affected Debt Securities. If clause (ii) applies and we do not determine the Alternative Base Rate and the Alternative Screen Page, the interest rate for such floating rate interest period will be equal to the interest rate in effect for the immediately preceding floating rate interest period or, in the case of the interest determination date prior to the first (or only) interest reset date, the initial interest rate in respect of such Debt Securities. In the case of either (i) or (ii), we or the Independent Financial Adviser (as applicable) may also, following consultation with the calculation agent, make changes to terms, as specified in the relevant indenture, such as the day count fraction, the business day convention and definition of Business Day, in each case in order to follow market practice, as well as any other changes (including to the margin) that we, following consultation with the Independent Financial Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the “Calculation Changes”). We or the Independent Financial Adviser (as applicable) will make these determinations without need for prior notice to or further consent from each affected holder. We will give prompt notice to the Trustee, the calculation agent and the relevant noteholders following a determination of the Alternative Base Rate, the Alternative Screen Page and any Calculation Changes. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such determination. “Alternative Base Rate” means the rate that has replaced LIBOR in customary market usage for determining floating interest rates in respect of Dollar-denominated notes or Sterling-denominated notes (as applicable) or, if the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine that there is no such rate, such other rate as the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine is most comparable to LIBOR. “Alternative Screen Page” means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other successor page, service or source) as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates. Benchmark Transition Provisions Following the release by the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve of their recommended model benchmark fallback provisions, the terms of certain series of Debt Securities issued from November 2019 (as specified in the Summary of Key Terms above) provide for the replacement of the benchmark for such Debt Securities upon the occurrence of one or more Benchmark Transition Events. A “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. A “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. If we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to a series of Debt Securities prior to the applicable reference time in respect of any determination of the benchmark on any date, the applicable Benchmark Replacement will replace the then-current benchmark for all purposes relating to such series during the applicable floating rate interest period in respect of such determination and all determinations on all subsequent dates; provided that if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement prior to the relevant reference time on the relevant interest determination date, the interest rate for such floating rate interest period will be equal to the interest rate in effect for the immediately preceding floating rate interest period or, in the case of the interest determination date prior to the first interest reset date, the initial interest rate in respect of such Debt Securities. For Debt Securities issued on or after November 7, 2019, but before June 4, 2020, the “Benchmark Replacement” in respect of a series of Debt Securities is the Interpolated Benchmark with respect to the then-current benchmark, plus the Benchmark Replacement Adjustment for such benchmark; provided that if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, the Benchmark Replacement will be the first alternative in the following waterfall that can be determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us), plus a Benchmark Replacement Adjustment: (a) term SOFR; (b) compounded SOFR; (c) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then current benchmark for the applicable Corresponding Tenor (if any); (d) the fallback rate adopted by the International Swaps and Derivatives Association, Inc. (“ISDA”); and (v) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) as the replacement for the current benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for Dollar-denominated floating rate notes at such time. “Interpolated Benchmark” with respect to the benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the benchmark for the longest period (for which the benchmark is available) that is shorter than the Corresponding Tenor and (2) the benchmark for the shortest period (for which the benchmark is available) that is longer than the Corresponding Tenor. If the benchmark with respect to which the Interpolated Benchmark is being determined is LIBOR, then the term “benchmark” as used in clause (1) and (2) of the foregoing definition means the London interbank offered rate for deposits in U.S. dollars for the applicable periods specified in such clauses.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current benchmark For Debt Securities issued on or after June 4, 2020, the “Benchmark Replacement” in respect of a series of Debt Securities will be the first alternative in the following waterfall that can be determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us), plus a Benchmark Replacement Adjustment: (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then current benchmark for the applicable Corresponding Tenor (if any); (b) the fallback rate adopted by the International Swaps and Derivatives Association, Inc. (“ISDA”); and (c) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) as the replacement for the current benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for Dollar-denominated floating rate notes at such time. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NY Federal Reserve, as the administrator of the benchmark (or a successor administrator), on the NY Federal Reserve’s website at http://www. newyorkfed.org (or any successor source). The “Benchmark Replacement Adjustment” will be a spread adjustment determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) in accordance with the following waterfall: (a) the spread adjustment selected, recommended, or calculated according to a model determined by the relevant governmental body; (b) if applicable, the spread adjustment selected by ISDA; or (c) the spread adjustment selected by us or our designee giving due consideration to industry-accepted spread adjustments. In connection with the implementation of a Benchmark Replacement with respect to a series of Debt Securities, we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) will have the right to make changes to terms, as specified in the relevant indenture, such as the manner, timing and frequency of determining the rate and amounts of interest that are payable during the floating rate interest period and the conventions relating to such determination and calculations with respect to interest, in each case in order to follow market practice (or, if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the applicable series of Debt Securities for all future floating rate interest periods. We or our designee will make these determinations without need for prior notice to or further consent from each affected holder. Ranking Senior Debt Securities Our Senior Debt Securities constitute our direct, unsecured obligations ranking pari passu with our other senior indebtedness and without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with Subordinated Debt Securities. Each series of Senior Debt Securities would be effectively subordinated to any indebtedness or other liabilities of us or our subsidiaries that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness. No such secured indebtedness is currently outstanding.

Subordinated Debt Securities Our Subordinated Debt Securities constitute our direct, unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up, the rights of holders will be subordinated and subject in right of payment to the prior payment in full of all claims of our Ordinary Creditors. “Ordinary Creditors” means creditors of HSBC Holdings except creditors in respect of Subordinated Indebtedness and creditors in respect of debt securities with no maturity issued pursuant to an indenture of even date herewith between HSBC Holdings and The Bank of New York Mellon as trustee. “Subordinated Indebtedness” means any liability of HSBC Holdings however arising for the payment of money, the right to payment of which by HSBC Holdings by the terms thereof is, or is expressed to be, subordinated in the event of a winding up of HSBC Holdings to the claims of all or any of the creditors of HSBC Holdings. As of December 31, 2020, the aggregate amount of outstanding indebtedness senior to the Subordinated Debt Securities is $92,400,089,811.1 No Set-off To the fullest extent permitted by law, holders, by their acceptance of the Debt Securities (other than the senior Debt Securities issued in 2011 and 2012 pursuant to the 2009 Indenture), are deemed to have waived any right of set-off or counterclaim that they might otherwise have in respect of any claims of such holders to payment of any principal, premium or interest in respect of the Debt Securities. In addition, holders of Subordinated Debt Securities, by their acceptance thereof, covenant and agree that, in the event of a winding-up, they will hold any sums they receive by way of set-off on trust for our Ordinary Creditors and will, without undue delay, pay such sums to the liquidator to apply in payment of claims of Ordinary Creditors. Redemption We may, in the circumstances set out below, redeem the Debt Securities prior to their specified maturity date. Holders of the Debt Securities have no right to require us to redeem the Debt Securities. The Debt Securities of any series to be redeemed will also stop bearing interest on the relevant redemption date. We will give prior notice of any proposed redemption to affected holders of Dollar-denominated Notes via DTC and to affected holders of Sterling-denominated Notes via Clearstream, Luxembourg and/or Euroclear (or, if the relevant Debt Securities are held in definitive form, to the holders at their addresses shown on the register for such Debt Securities). For Debt Securities issued before June 4, 2020, we will provide such notice not less than 30 nor more than 60 days prior to the applicable redemption date. For Debt Securities issued on or after June 4, 2020, we will provide such notice not less than 10 nor more than 60 days prior to the applicable redemption date. Notwithstanding the foregoing, we may redeem the relevant series of Debt Securities only if we have obtained prior relevant supervisory consent for such redemption to the extent that such consent is required by the relevant laws, regulations, requirements, guidelines and policies then in effect in the UK. Relevant supervisory consent is defined in the prospectus supplement for the relevant series of Debt Securities to be redeemed. Tax Redemption We have the right to redeem any series of Debt Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid 1 This figure is comprised of senior debt securities, collateralized derivatives and other items.

interest, if any, upon the occurrence of certain tax events as described in the relevant prospectus supplement. We will be able to redeem the Subordinated Debt Securities issued pursuant to the 2002 Indenture and the Senior Debt Securities at a redemption price equal to the applicable principal amount thereof together with accrued but unpaid interest (if any), if, at any time, we determine that (a) in making payment under such Debt Securities in respect of principal or interest we have become obligated to pay holders any Additional Amounts (as described below under “Payment of Additional Amounts”), provided such obligation to pay Additional Amounts results from a change in or amendment to the tax laws or regulations of the UK (or any political subdivision or any taxing authority thereof or therein having the power to tax) (a “Taxing Jurisdiction”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty to which the UK is a party, which change, amendment or execution becomes effective after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of the applicable UK tax statute, as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective after the date of original issuance of the Debt Securities of such series; provided, however, that in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due. We will be able to redeem the Subordinated Debt Securities issued pursuant to the 2014 Indenture at a redemption price equal to the applicable principal amount thereof together with accrued but unpaid interest (if any) if a Tax Event has occurred; provided, however, that no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due. A “Tax Event” will be deemed to have occurred if, at any time, we determine that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the issue date, including a decision of any court or tribunal that becomes effective on or after the issue date on a subsequent date for the payment of interest on the Debt Securities, we would be required to pay any Additional Amounts (or, in the case of the 4.375% Fixed Rate Subordinated Notes due 2026 only, (a) if we were to seek to redeem the Debt Securities on a subsequent date (for which purpose no consideration will be given as to whether or not we would otherwise be entitled to redeem the Debt Securities), we would be required to pay any Additional Amounts, or (b) on a subsequent date for the payment of interest on the Debt Securities, interest payments (or our funding costs as recognized in our accounts) under, or with respect to, the Debt Securities are no longer fully deductible for UK corporation tax purposes). In respect of the Subordinated Debt Securities, (i) we may only redeem the Debt Securities prior to their maturity if we have obtained the relevant supervisory consent (if and to the extent required); (ii) prior to the fifth anniversary of the issue date, if the relevant rules so oblige, we have demonstrated to the satisfaction of the relevant regulator that (x) the Tax Event was not reasonably foreseeable at the issue date and (y) such Tax Event was material; and (iii) except in the case of Subordinated Debt Securities issued pursuant to the First Supplemental Indenture dated March 12, 2014, we have complied with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the relevant rules. Optional Redemption We have the right to redeem certain series of Debt Securities on the applicable Optional Redemption Date (as specified in the Summary of Key Terms above) at our option in whole (but not in part). The redemption price of the Debt Securities will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Optional Redemption Date. Make-Whole and Par Redemption

We have the right to redeem certain series of Debt Securities during the applicable Make- Whole Redemption Period (as specified in the Summary of Key Terms above) in whole at any time during such period or in part from time to time during such period. The redemption price of the Debt Securities will be equal to the greater of: (1) 100% of the principal amount of the Debt Securities to be redeemed; and (2) the sum of the present values of (a) the principal amount of the Debt Securities to be redeemed (discounted from the Par Redemption Date) and (b) the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Par Redemption Date for the Debt Securities to be redeemed (not including accrued but unpaid interest to (but excluding) the applicable redemption date, if any, on the principal amount of the Debt Securities), discounted to the applicable redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Reference Treasury Rate plus a margin set out in the relevant prospectus supplement, in each case, plus any accrued and unpaid interest on the Notes to be redeemed to (but excluding) the applicable redemption date. For the Debt Securities for which “Make-Whole and Par Redemption” is indicated in the Summary of Key Terms above, on the applicable Par Redemption Date, the relevant Debt Securities can be redeemed in whole (but not in part). This type of redemption is described in the paragraph above under the heading Description of Debt Securities – Redemption – Optional Redemption. Capital Disqualification Event Redemption We have the right to redeem certain series of Subordinated Debt Securities (as specified in the Summary of Key Terms above), in whole but not in part, at a redemption price equal to 100% of the principal amount, if any, if we determine that a Capital Disqualification Event has occurred. With respect to Subordinated Debt Securities issued pursuant to the First Supplemental Indenture dated March 12, 2014, or the Second Supplemental Indenture dated August 18, 2015, a “Capital Disqualification Event” will be deemed to have occurred if we determine, in good faith and after consultation with the relevant regulator, at any time after the issue date, that by reason of the non-compliance with the applicable criteria for Tier 2 capital under the relevant rules, the affected Debt Securities are excluded fully from Holdings’ Tier 2 capital (excluding for these purposes any non-recognition due to any applicable limitations on the amount of such of Holdings’ capital). With respect to Subordinated Debt Securities issued pursuant to the Third Supplemental Indenture dated November 23, 2016, a “Capital Disqualification Event” will be deemed to have occurred if we determine, at any time after the issue date, that there is a change in the regulatory classification of the Debt Securities that results or will result in their exclusion in whole from HSBC Group’s regulatory capital. We may only redeem the Subordinated Debt Securities if (i) prior to their maturity, we have obtained the relevant supervisory consent (if and to the extent required); (ii) prior to the fifth anniversary of the issue date, if the relevant rules so oblige, we have demonstrated to the satisfaction of the relevant regulator that the Capital Disqualification Event was not reasonably foreseeable at the issue date; and (iii) (except in the case of Subordinated Debt Securities issued pursuant to the First Supplemental Indenture dated March 12, 2014) we have complied with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the relevant rules. Payment of Additional Amounts All payments made under or with respect to any series of Debt Securities will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless the deduction or withholding is required by law.

If at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts of principal and any interest on the Debt Securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after the deduction or withholding, will equal the respective amounts which would have been payable had no such deduction or withholding been required. However, certain exceptions are set forth in the relevant prospectus and/or prospectus supplement for a particular series of Debt Securities. All payments in respect of the Debt Securities issued after March 2017 will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA. Modification and Waiver We and the Trustee may make certain modifications and amendments to the indenture applicable to each series of Debt Securities without the consent of the holders of the Debt Securities. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in aggregate principal amount of the Debt Securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Debt Security that would: • change the terms of any Debt Security to change the stated maturity date of its principal amount, or instalment of interest, or Additional Amounts; • reduce the principal amount of, or any premium, or rate of interest, or related deferred payment, or missed payment, or Additional Amounts payable with respect to any Debt Security; • change our obligation, or any successor’s, to pay Additional Amounts (except as contemplated and permitted under the indentures); • reduce the amount of principal on a discount Debt Security that would be due and payable upon an acceleration of the maturity date of any series of Debt Securities; • change the places at which payments are payable or the currency of payment, or any premium, or interest, or related deferred payment; • impair the right to sue for the enforcement of any payment due and payable; • reduce the percentage in aggregate principal amount of outstanding Debt Securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past events of default or their consequences (in each case, as defined in the relevant indenture); • change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture; • modify the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the Debt Securities, or the subordination provisions of the affected Debt Securities in the Subordinated Debt Securities Indentures, in either case in a manner adverse to the holders; or • change or eliminate any covenants or provisions included in the relevant indenture solely for the benefit of one or more series of Debt Securities, or the rights of holders with respect to such covenants or provisions. The holders of not less than a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of Debt Securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the relevant regulator. Events of Default and Enforcement Events and Remedies Senior Debt Securities Extended Events of Default and Defaults With respect to the Senior Debt Securities for which “Extended Events of Default and Defaults” is indicated in the Summary of Key Terms above, each of the following is an “Event of Default”: i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); ii. An effective shareholders’ resolution is validly adopted for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); iii. Failure to pay any principal of any Senior Debt Securities of that series at its maturity date, and the default continues for a period of 30 days; or iv. Failure to pay any interest on any Senior Debt Securities of that series when due and payable, and the default continues for a period of 30 days. Limited Events of Default and Defaults With respect to the Senior Debt Securities for which “Limited Events of Default and Defaults” is indicated in the Summary of Key Terms above, each of the following is an “Event of Default”: i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); or ii. An effective shareholders’ resolution is validly adopted for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency). Each of the following is a “Default”: i. Failure to pay any principal of (or premium, if any) any Senior Debt Securities of that series at its maturity date, and the default continues for a period of 30 days; or ii. Failure to pay any interest on any Senior Debt Securities of that series when due and payable, and the default continues for a period of 30 days. Notwithstanding the foregoing, failure to make any payment in respect of the Senior Debt Securities will not be a Default in respect of the affected Debt Securities if such payment is withheld or refused: a) to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or b) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee.

However, the Trustee may, by notice to us, require us to take such action as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to us informing us of such resolution. LADE Provisions With respect to the Senior Debt Securities for which “LADE Provisions” is indicated in the Summary of Key Terms above, on the issue date for such series and for so long as no Loss Absorption Disqualification Event has occurred, the Extended Event of Default and Default provisions apply. On and after the date of a Loss Absorption Disqualification Event, the Limited Events of Default and Default provisions apply. A “Loss Absorption Disqualification Event” is deemed to have occurred if either of the events which constitutes a “Default” for purposes of the Limited Event of Default and Default provisions has caused or is likely to cause the Debt Securities to be fully or partially ineligible to meet Holdings’ minimum requirements for eligible liabilities and/or loss absorption capacity instruments pursuant to the relevant loss absorption regulations, as a result of any: i. loss absorption regulation becoming effective on or after the applicable issue date for such series; or ii. amendment to, or change in, any loss absorption regulation, or any change in the application or official interpretation of any loss absorption regulation, in any case becoming effective on or after the applicable issue date. Subordinated Events of Default and Defaults With respect to the Subordinated Debt Securities, each of the following is an “Event of Default”: i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); or ii. An effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency). Each of the following is a “Default” (whatever the reason for such default and whether it will be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): i. Failure to pay any interest on any Subordinated Debt Securities of that series when due and payable, and the default continues for a period of 14 days; or ii. Failure to pay any principal (or premium, if any) of any Subordinated Debt Securities of that series at its maturity date, and the default continues for a period of 7 days. The Subordinated Debt Securities issued pursuant to the 2002 Indenture provide that if we do not make a payment with respect to any notes on any relevant payment date, our obligations to make such payment will be deferred (and the payment will not be due and payable) until: i. in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital; and

ii. in the case of a payment of principal, the first Business Day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purpose of ascertaining whether or not a Default has occurred) until the relevant deferred date. Notwithstanding the foregoing, failure to make any payment in respect of the Subordinated Debt Securities will not be a Default in respect of the affected Debt Securities if such payment is withheld or refused to (a) comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or (b) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the specified grace period by independent legal advisers acceptable to the Trustee. However, the Trustee may, by notice to us, require us to take such action as the Trustee may be advised in an opinion of counsel is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order, then the provisions of the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the specified grace period after the Trustee gives written notice to us informing us of such resolution. Acceleration If a Default occurs in respect of a series of Debt Securities, the Trustee may institute proceedings in England (but not elsewhere) for our winding-up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any affected Debt Securities, unless an Event of Default has occurred and is continuing in respect of a series of Debt Securities. If an Event of Default occurs and is continuing, the Trustee may, or if so requested by the holders of at least 25% in outstanding principal amount of the affected series of Debt Securities, will declare by a notice in writing to us (and to the Trustee if given by the holders) such Debt Securities to be due and repayable (and such Debt Securities will become immediately due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant indenture) together with accrued but unpaid interest, if any. Subject to the provisions included in the relevant indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the affected series have the right to direct the Trustee to take enforcement action with respect to that series; provided that such direction does not conflict with any rule of law or the relevant indenture and, if the Trustee, by a responsible officer or responsible officers of the Trustee, determines in good faith that it is not unjustly prejudicial to the holder(s) of any Debt Securities of that series not taking part in the direction. The Trustee may also take any other action, not inconsistent with the direction, that it deems proper. No delay or omission of the Trustee or any holder to exercise any right or remedy accruing upon any Event of Default or Default will impair any such right or remedy or constitute any waiver of any such Event of Default or Default. Every right and remedy given by law or by the relevant indenture to the Trustee or the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders. The Trustee must give notice to each affected holder within 90 days of a Default with respect to the Debt Securities of any series, unless the Default has been cured or waived. However, the Trustee will be entitled to withhold notice if a trust committee of directors and/or responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders. We are required to furnish to the Trustee annually a certificate from our principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the relevant Debt Securities Indenture, whether an Event of Default or Default has occurred with respect to any series of Debt Securities, and, if one has occurred, specifying all such Events of Default or Defaults and the nature thereof of which they may have knowledge. Trust Indenture Act Remedies Notwithstanding the limitation on remedies specified above, (i) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Debt Securities under the provisions of the relevant indenture and (ii) nothing shall impair the right of a holder of the Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Debt Securities; provided that, in the case of each of (i) and (ii) above, any payments in respect of, or arising from, the Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Subordinated Debt Securities, are subject to the subordination provisions set forth in the relevant Subordinated Debt Indenture. Limitation on Suits No holder of Debt Securities will be entitled to proceed directly against us, except as described below. Before a holder of Debt Securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Debt Securities, the following must occur: • The holder must give the Trustee written notice that a Senior or Subordinated Event of Default or Default (as applicable) has occurred and remains uncured. • The holders of at least a majority in aggregate principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee take action because of the default in its own name as Trustee, and the holders must offer to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and other liabilities of taking that action. • The Trustee must not have taken action for 60 days after receipt of the above notice, request and offer of any indemnity (subject to the terms of the relevant indenture), and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding Debt Securities of the relevant series during that period. Notwithstanding any contrary provisions, no holder will have any right to affect, disturb or prejudice the rights of any other such holders, or to obtain priority over any other of such holders in the relevant indenture, or to enforce any right under the relevant indenture except in the manner provided and for the equal and rateable benefit of all such holders. Exercise of U.K. Bail-in Power The Relevant U.K. Resolution Authority (which refers to any authority with the ability to exercise a U.K. Bail-in Power) may exercise the bail-in tool in respect of Holdings, as issuer, and the Debt Securities. Pursuant to the applicable supplemental indenture, each Holder of Debt Securities issued on or after March 12, 2014 (including each beneficial owner and each subsequent Holder and beneficial owner purchasing in the secondary market) is deemed, by its acquisition of such Debt Securities, to acknowledge, agree to be bound by and consent to the exercise of any U.K. bail-in power by the Relevant U.K. Resolution Authority (as described below). Generally, exercise of any U.K. bail-in power by the Relevant U.K. Resolution Authority may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Debt Securities; (ii) the cancellation of the Debt Securities; (iii) the conversion of all, or a portion of, the principal amount of, or interest or Additional Amounts on, the Debt Securities into shares or other securities or other obligations of Holdings or another person, including by means of a variation of the terms of the Debt Securities; or (iv) the amendment or alteration of the maturity or interest payment dates of the Debt Securities, including by suspending payment for a temporary period to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. bail-in power. No repayment of the principal amount of, or interest on, the Debt Securities will become due and payable after the exercise of any U.K. bail-in power by the Relevant U.K. Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. The exercise of the U.K. bail-in power by the Relevant U.K. Resolution Authority with respect to the Debt Securities will not constitute an Event of Default or Default. Upon the exercise of any U.K. bail-in power by the Relevant U.K. Resolution Authority with respect to the Debt Securities, the Trustee will not be required to take any further directions from holders of the Debt Securities pursuant to the applicable indenture which authorises holders of a majority in aggregate principal amount of the outstanding Debt Securities of the relevant series of Debt Securities to direct certain actions relating to the relevant Debt Securities and the applicable indentures impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the Relevant U.K. Resolution Authority in respect of the Debt Securities, the Debt Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Debt Securities), then the Trustee’s duties under the relevant Senior Debt Securities Indenture or Subordinated Debt Securities Indenture (as applicable) will apply with respect to the relevant Debt Securities following such completion to the extent agreed by Holdings and the Trustee, pursuant to a supplemental indenture to the applicable indenture, or an amendment thereto. Satisfaction and Discharge We will be discharged from any and all obligations in respect of a series of Debt Securities (with certain exceptions) if, at any time, inter alia, either: • all Debt Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or • all Debt Securities of such series not theretofore delivered to the Trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) US dollars in an amount, (y) US government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the Debt Securities of such series in accordance with the terms of such Debt Securities of such series. The Trustee and Paying Agent The Bank of New York Mellon, London Branch, 101 Barclay Street, Floor 7-East, New York, New York 10286, acts as the Trustee under the indentures, and HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, acts as paying agent and calculation agent for the Debt Securities.

Governing Law The Debt Securities, the Senior Debt Securities Indentures and the Subordinated Debt Securities Indentures are governed by and construed in accordance with the laws of the State of New York, except that (a) the provisions relating to consent by holders and beneficial owners to the exercise of the UK bail-in power in respect of the 4.25% Fixed Rate Subordinated Notes due 2024, the 5.25% Fixed Rate Subordinated Notes due 2044 and the 4.25% Fixed Rate Subordinated Notes due 2025, (b) the authorization and execution of the Subordinated Debt Securities Indentures, and (c) any applicable subordination provisions of each series of Subordinated Debt Securities are governed by and construed in accordance with English law.